UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 26, 2006

ICON LEASING FUND ELEVEN, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51916	20-1979428
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, 4th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (212) 418-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

(a) On December 26, 2006, the Registrant, together with certain of its affiliates, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, and ICON Income Fund Ten, LLC (collectively, the “Borrowers”) entered into a Loan Modification Agreement (the “Modification Agreement”) to the Commercial Loan Agreement, dated as of August 31, 2005, with California Bank & Trust (“CB&T”) (the “Loan Agreement”). The changes to the Loan Agreement pursuant to the Modification Agreement include, but are not limited to, the extension of the line of credit expiration date under the Loan Agreement from August 31, 2007 to September 30, 2008 and the lowering of (a) the interest rate for advances under the Loan Agreement from CB&T’s prime rate plus 0.25% to CB&T’s prime rate plus 0.00% and (b) the rate at which the Borrowers may elect to have up to five advances made during the term of the Loan Agreement from LIBOR plus 2.75% to LIBOR plus 2.50%.

The foregoing is a summary description of certain terms of the Modification Agreement and is qualified in its entirety by the text of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Loan Modification Agreement, made and entered into as of December 26, 2006, between California Bank & Trust and ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC and ICON Leasing Fund Eleven, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND ELEVEN, LLC
By: ICON CAPITAL CORP., its Manager

Dated: December 29, 2006	By: /s/ Thomas W. Martin
Thomas W. Martin
Chief Operating Officer